DHI Group, Inc. Announces First Quarter 2017 Results and Intention to Divest Certain Businesses

•	First quarter 2017 total revenues of $52.2 million, net income of $1.3 million and diluted EPS of $0.03

•	Cash flow from operations of $14.5 million and Adjusted EBITDA of $10.5 million

•	Announces plan for strategic divestitures of certain businesses to optimize execution of its tech-focused plan

•	Continued progress on new initiatives with Open Web reaching 30% of Dice recruitment packages, solid growth in Dice Careers app usage and launch of assessment products
New York, New York, May 3, 2017 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today reported financial results for the quarter ended March 31, 2017.
“In November 2016, we announced not only an initiative to review strategic alternatives related to the ownership of the Company, but also a tech-focused strategy to reinvigorate growth. While the Company’s Board of Directors decided to terminate the review of strategic alternatives in April, we have been continuing to execute on the initiatives to improve our core tech talent acquisition services, add next generation solutions, and deepen our engagement with tech professionals,” said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. “Today, we announce a critical step in our strategy, a plan to divest certain businesses and align our talent in a more unified operating structure behind our core tech business to focus our resources on the global technology recruiting market, which we believe offers the greatest opportunity for growth and ultimately shareholder value creation.”

Q1 2017 Tech-Focused Product and Business Highlights

•
“Open Web First” (i.e. leading with social sourcing) go-to-market strategy drove 98% year-over-year growth in Open Web customers, increasing penetration of Dice recruitment package customers to 30% as of March 31, 2017, up from 24% as of December 31, 2016 and 14% a year ago

•
Dice Careers app new downloads grew 71% year-over-year in the first quarter and total downloads as of March 31, 2017 increased 91% year-over-year, driving 86% growth in monthly average unique visitors during the first quarter

•
Deepened integration in customer workflow: On-boarded over 140 search API clients in the first quarter compared to approximately 120 last year and have over 700 customers with API integrations as of March 31, 2017

•
ClearanceJobs employer-to-candidate connections on The Cleared Network increased 46% year-over-year in the first quarter, due to strong employer activity sourcing and connecting with cleared professionals

Q1 2017 Financial Highlights
“In the first quarter, we continued to face difficult competitive dynamics on customer onboarding and renewals, which we are addressing with our new recruitment service offerings. Positive early results from these new offerings give us confidence that they will help drive improved customer trends as the services gain scale,” said Luc Grégoire, Chief Financial Officer. “The strong fundamentals of our business continue to generate healthy cash flow, even while we’re investing, which, combined with our solid financial position, will enable us to carry out our tech-focused strategy and return our business to growth.”
The following summarizes consolidated financial results for the quarters ended March 31, 2017 and 2016 presented with and without Slashdot Media, which the Company sold in the first quarter of 2016:
($ in millions, except per share data)

	Q1 2017	Q1 2016	Change
Revenues	$52.2	$58.3	(10)%
Revenues, excluding Slashdot Media	$52.2	$57.5	(9)%
Net income	$1.3	$1.1	18%
Net income, excluding Slashdot Media and disposition related and other charges	$1.8	$3.4	(47)%
Diluted earnings per share	$0.03	$0.02	50%
Diluted earnings per share, excluding Slashdot Media and disposition related and other charges	$0.04	$0.07	(43)%

Adjusted EBITDA	$10.5	$12.9	(19)%
Adjusted EBITDA margin	20.1%	22.1%
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$10.5	$14.0	(25)%
Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs	20.1%	24.3%

Net income in Q1 2017 was reduced by $0.6 million due to additional income tax expense related to the adoption of a new accounting standard, ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting.  Had the new standard been applied to Q1 2016, net income would have been $0.2 million higher.

Reconciliations of Net Income to Adjusted EBITDA and of Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

The following summarizes Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters ended March 31, 2017 and 2016 ($ in millions). A reconciliation of Operating Income (Loss) to Adjusted EBITDA is included toward the end of this press release.

	Revenues				Adjusted EBITDA
	Q1 2017	Q1 2016	Change	Fx Impact	Q1 2017	2017 Margin	Q1 2016	2016 Margin
Tech & Clearance	$31.7	$34.0	(7)%	$(0.2)	$13.5	43%	$15.1	44%
Global Industry Group (GIG)	13.8	16.6	(17)%	(0.8)	1.1	8%	2.8	17%
Healthcare	6.7	7.0	(4)%	—	0.4	6%	0.6	9%
Talent Acquisition Brands	52.2	57.5	(9)%	(1.0)	14.9	29%	18.5	32%
Corporate	—	—	—%	—	(2.6)	n.m.	(3.5)	n.m.
Talent Acquisition Brands less Corporate	52.2	57.5	(9)%	(1.0)	12.3	24%	15.0	26%
Brightmatter Group	—	—	—%	—	(1.9)	n.m.	(1.9)	n.m.
Slashdot Media	—	0.7	(100)%	—	—	n.m.	(0.3)	(43)%
Total	$52.2	$58.3	(10)%	$(1.0)	$10.5	20%	$12.9	22%

	GIG Revenues by Brand
($ in millions)	Q1 2017	Q1 2016	Change	Fx Impact
eFinancialCareers	$7.9	$8.9	(12)%	$(0.8)
Rigzone	1.7	2.9	(43)%	—
Hcareers	3.6	3.8	(6)%	—
BioSpace	0.7	0.9	(29)%	—
Global Industry Group	$13.8	$16.6	(17)%	$(0.8)

	Supplemental Balance Sheet Information
($ in millions)	March 31, 2017	December 31, 2016	Change
Deferred revenue (1)	$89.7	$84.6	$5.1
Long-Term Debt, net	$76.8	$84.8	$(8.0)
Plus: Deferred financing costs	1.2	1.2	—
Total principal outstanding	$78.0	$86.0	$(8.0)
Less: Cash	24.7	23.0	1.7
Net debt	$53.3	$63.0	$(9.7)
(1) The YTD increase in deferred revenue primarily reflects an increase in the Tech & Clearance segment and Global Industry Group segment of $3.2 million and $1.8 million, respectively.

Strategic Divestitures
The Company plans to divest a number of its online professional communities to achieve greater focus and resource allocation toward its core tech-focused business. The planned divestitures include: BioSpace, Hcareers, Health eCareers, and Rigzone. The Company is in the process of engaging a financial advisor to evaluate opportunities to conduct value enhancing divestitures of these non-tech businesses. Proceeds from any dispositions will be employed in a manner the Company believes is most beneficial to the interests of shareholders over the long-term, which at this time is reinvesting in the core tech-focused business, but may also include opportunities to pursue acquisitions or to return capital to shareholders in the form of acquisition of Company shares.

“Divesting certain of our non-tech focused businesses is a big enabler for the execution of our strategy, as it can free us to create a more unified organization, focused on becoming the leading global provider of recruitment and next generation talent solutions focused primarily on tech professionals,” said Mr. Durney. “The businesses we plan to divest are strong franchises with talented, committed people who make meaningful contributions to DHI. We believe these businesses could gain operating leverage from greater investment under different ownership, and concluded that it makes sense to consider transactions that enhance shareholder value.”
Business Outlook
The Company expects its year-over-year rate of revenue decline to abate later in 2017. The Company plans to increase its level of spending on its core tech business, but expects some offset from efficiencies to be gained in realigning and simplifying its organization. This outlook does not consider the impact of potential divestitures, as there is no assurance as to their timing or execution. On today’s conference call, management will discuss additional details of its new strategy, including context around the financial impact of the Company’s 2017 strategic objectives and operational plans.
Conference Call Information
The Company will host a conference call accompanied by a presentation of supporting materials today at 8:30 a.m. Eastern Time to discuss its financial results, recent developments, and previously announced tech-focused strategy. Speaking on the call will be Michael Durney, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer.
The conference call and presentation will be available live through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com. The conference call can also be accessed by dialing 1-844-890-1790 or for international callers by dialing 1-412-380-7407.  Please ask to be joined to the DHI Group, Inc. call.
A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10105994. The replay will be available until May 10, 2017. The presentation will be available for download after the conference call through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com.

Investor Contact

Brendan Metrano
VP, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our Company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), Adjusted EBITDA Margin, Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, Adjusted EBITDA margin excluding Slashdot Media and disposition related and other costs, Revenues excluding Slashdot Media, Net Income excluding Slashdot Media and disposition related and other costs, Free Cash Flow, Diluted Earnings per Share excluding Slashdot Media and disposition related and other costs, and Net Debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Adjusted EBITDA Margin
Adjusted EBITDA Margin is a non-GAAP metric used by management to measure operating performance. Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.
Adjusted EBITDA Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, represents Adjusted EBITDA defined above, less Slashdot Media and disposition related and other costs.
Adjusted EBITDA margin, Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs, is computed as Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs divided by Revenues excluding Slashdot Media.
Revenues Excluding Slashdot Media
Revenues excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Revenues excluding Slashdot Media represents Revenues as defined above less Slashdot Media revenue. We consider Revenues excluding Slashdot Media to be an important measure to evaluate our financial performance given our sale of Slashdot Media.
Net Income Excluding Slashdot Media and disposition related and other costs
Net Income excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Net Income excluding Slashdot Media and disposition related and other costs is defined as Net Income less Slashdot Media Net Income (Loss) and disposition related and other costs. We consider Net Income excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance given our sale of Slashdot Media and disposition related and other costs.
Diluted Earnings per Share Excluding Slashdot Media and disposition related and other costs
Diluted earnings per share excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding Slashdot Media and disposition related and other costs is defined as diluted earnings per share less impact per share of Slashdot Media and disposition related and other costs. We consider diluted earnings per share excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance.
Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.
Net Debt
Net Debt is defined as total principal outstanding less cash. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.
Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended March 31,
	2017	2016

Revenues	$52,190	$58,286

Operating expenses:
Cost of revenues	7,397	8,535
Product development	6,451	7,060
Sales and marketing	19,899	20,502
General and administrative	11,279	11,213
Depreciation	2,308	2,598
Amortization of intangible assets	561	2,466
Disposition related and other costs	—	3,270
Total operating expenses	47,895	55,644
Operating income	4,295	2,642
Interest expense	(790)	(872)
Other expense	(16)	(15)
Income before income taxes	3,489	1,755
Income tax expense	2,149	644
Net income	$1,340	$1,111

Basic earnings per share	$0.03	$0.02
Diluted earnings per share	$0.03	$0.02

Weighted average basic shares outstanding	47,596	49,451
Weighted average diluted shares outstanding	48,136	50,460

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,340	$1,111
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,308	2,598
Amortization of intangible assets	561	2,466
Deferred income taxes	222	(84)
Amortization of deferred financing costs	81	81
Stock based compensation	2,502	3,617
Change in accrual for unrecognized tax benefits	35	14
Loss on sale of business	—	562
Changes in operating assets and liabilities:
Accounts receivable	5,026	2,367
Prepaid expenses and other assets	(1,494)	(505)
Accounts payable and accrued expenses	(2,349)	(2,104)
Income taxes receivable/payable	1,418	(2,920)
Deferred revenue	4,851	5,551
Other, net	18	(14)
Net cash flows from operating activities	14,519	12,740
Cash flows from investing activities:
Cash received from sale of business	—	2,429
Purchases of fixed assets	(4,195)	(2,319)
Net cash flows (used in) from investing activities	(4,195)	110
Cash flows from financing activities:
Payments on long-term debt	(8,000)	(3,000)
Proceeds from long-term debt	—	3,000
Payments under stock repurchase plan	—	(13,717)
Proceeds from stock option exercises	403	1,028
Purchase of treasury stock related to vested restricted stock and performance stock units	(1,092)	(2,452)
Net cash flows used in financing activities	(8,689)	(15,141)
Effect of exchange rate changes	43	695
Net change in cash for the period	1,678	(1,596)
Cash, beginning of period	22,987	34,050
Cash, end of period	$24,665	$32,454

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2017	December 31, 2016
Current assets
Cash	$24,665	$22,987
Accounts receivable, net	38,321	43,148
Income taxes receivable	754	731
Prepaid and other current assets	4,880	3,312
Total current assets	68,620	70,178
Fixed assets, net	18,459	16,610
Acquired intangible assets, net	48,561	49,120
Goodwill	172,406	171,745
Deferred income taxes	318	306
Other assets	2,080	2,136
Total assets	$310,444	$310,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$17,877	$20,220
Deferred revenue	89,710	84,615
Income taxes payable	4,928	3,467
Total current liabilities	112,515	108,302
Long-term debt, net	76,841	84,760
Deferred income taxes	8,129	7,901
Accrual for unrecognized tax benefits	2,548	2,513
Other long-term liabilities	2,760	2,736
Total liabilities	202,793	206,212
Total stockholders’ equity	107,651	103,883
Total liabilities and stockholders’ equity	$310,444	$310,095

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three months ended March 31, 2017 and 2016 and a balance sheet as of March 31, 2017 and December 31, 2016 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended March 31,
	2017	2016
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,340	$1,111
Interest expense	790	872
Income tax expense	2,149	644
Depreciation	2,308	2,598
Amortization of intangible assets	561	2,466
Non-cash stock compensation expense	2,502	2,717
Severance—Slashdot Media	—	981
Accelerated stock based compensation expense—Slashdot Media	—	900
Loss on sale of business	—	562
Costs related to strategic alternatives process	830	—
Other	16	15
Adjusted EBITDA	$10,496	$12,866

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$14,519	$12,740
Interest expense	790	872
Amortization of deferred financing costs	(81)	(81)
Income tax expense	2,149	644
Deferred income taxes	(222)	84
Severance—Slashdot Media	—	981
Change in accrual for unrecognized tax benefits	(35)	(14)
Change in accounts receivable	(5,026)	(2,367)
Change in deferred revenue	(4,851)	(5,551)
Costs related to strategic alternatives process	830	—
Changes in working capital and other	2,423	5,558
Adjusted EBITDA	$10,496	$12,866

Calculation of Free Cash Flow:
Net cash provided by operating activities	$14,519	$12,740
Purchases of fixed assets	(4,195)	(2,319)
Free Cash Flow	$10,324	$10,421

Dice Recruitment Package Customers
Beginning of period	7,050	7,600
End of period	6,800	7,450

Average for the period (1)	6,900	7,450

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,110	$1,118

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended March 31, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$11,444	$118	$(450)	$(4,625)	$(2,192)	$—	$4,295
Depreciation	1,456	225	508	28	91	—	2,308
Amortization of intangible assets	—	364	162	—	35	—	561
Non-cash stock compensation expense	565	410	132	1,182	213	—	2,502
Costs related to strategic alternatives process	—	—	—	830	—	—	830
Adjusted EBITDA	$13,465	$1,117	$352	$(2,585)	$(1,853)	$—	$10,496

	For the three months ended March 31, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$11,833	$646	$(278)	$(4,777)	$(2,033)	$(2,749)	$2,642
Depreciation	1,738	222	596	33	9	—	2,598
Amortization of intangible assets	728	1,471	218	—	49	—	2,466
Non-cash stock compensation expense	814	414	110	1,217	117	45	2,717
Severance—Slashdot Media	—		—	—	—	981	981
Accelerated stock based compensation expense—Slashdot Media	—	—	—	—	—	900	900
Loss on sale of business	—	—	—	—	—	562	562
Adjusted EBITDA	$15,113	$2,753	$646	$(3,527)	$(1,858)	$(261)	$12,866

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands except per share amounts)

	For the three months ended March 31,
	2017	2016
Revenues	$52,190	$58,286
Less Slashdot Media	—	747
Revenues, excluding Slashdot Media	$52,190	$57,539

Net Income	$1,340	$1,111
Exclude Slashdot Media net income (loss)	—	(1,740)
Add back severance related to re-alignment, net of tax	—	521
Add back costs related to strategic alternatives process, net of tax	508	$—
Net Income, excluding Slashdot Media and disposition related and other costs	$1,848	$3,372

Net Income, excluding Slashdot Media and disposition related and other costs	$1,848	$3,372
Weighted average diluted shares outstanding	48,136	50,460
Diluted Earnings per Share, excluding Slashdot Media and disposition related and other costs	$0.04	$0.07

Adjusted EBITDA	$10,496	$12,866
Exclude Slashdot Media	—	(261)
Add back severance related to re-alignment	—	827
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$10,496	$13,954

Adjusted EBITDA Margin, excluding Slashdot Media and disposition related and other costs	20.1%	24.3%

Segment Definitions:
Tech & Clearance: Dice, Dice Europe and ClearanceJobs
Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace
Healthcare: Health eCareers
Corporate & Other: Corporate related costs, Slashdot Media and Brightmatter